Exhibit 99.1

This Statement on Form 3 is filed by AIP/BI LLC, American Industrial Partners Corporation, American Industrial Partners II, L.P. and American Industrial Partners Capital Fund II, L.P.  The principal business address of each of the reporting persons is One Maritime Plaza, Suite 2525, San Francisco, California 94111.

Name of Designated Filer:  AIP/BI LLC

Issuer Name & Ticker Symbol:  Bucyrus International, Inc., [BUCY]

Date of Event Requiring Statement:  7/28/04

AIP/BI LLC

By:	AMERICAN INDUSTRIAL PARTNERS
CAPITAL FUND II, L.P., its Managing Member

	By:	AMERICAN INDUSTRIAL PARTNERS
II, L.P., its General Partner

	By:	AMERICAN INDUSTRIAL PARTNERS
CORPORATION, its General Partner

	By:	/s/ T. C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner

AMERICAN INDUSTRIAL PARTNERS
CORPORATION

By:	/s/ T. C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner

AMERICAN INDUSTRIAL PARTNERS
II, L.P.

By:	AMERICAN INDUSTRIAL PARTNERS
CORPORATION, its General Partner

	By:	/s/ T. C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner

AMERICAN INDUSTRIAL PARTNERS
CAPITAL FUND II, L.P.

By:	AMERICAN INDUSTRIAL PARTNERS
II, L.P., its General Partner

	By:	AMERICAN INDUSTRIAL PARTNERS
CORPORATION, its General Partner

	By:	/s/ T. C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner